Elcom Contact:
Investor Relations
E-mail: invrel@elcom.com
Voicemail: (781) 501-4094



FOR IMMEDIATE RELEASE:
----------------------


                ELCOM TO TRANSITION FROM NASDAQ SMALLCAP TO OTCBB
                -------------------------------------------------
                                    EXCHANGE
                                    --------

  "Elcom to be delisted from Nasdaq's SmallCap Market Effective January 16th"

NORWOOD, MA, January 15, 2003 - Elcom International, Inc. (NASDAQ: ELCO), a leading international provider of remotely-hosted eProcurement and private eMarketplace solutions, today announced, as required by the Securities and Exchange Commission, that it has received a determination from a Nasdaq Listing Qualifications Panel that its common stock will be delisted by the Nasdaq National Market effective with the open of business on Thursday, January 16, 2003. The Company, as noted by the Panel, does not meet the minimum bid requirements for continued listing on the Nasdaq SmallCap Market.

The Panel decision indicates that the Company's common shares will be immediately eligible for quotation on the OTC Bulletin Board effective with the open of business on January 16, 2003. No application for inclusion on the OTC Bulletin Board is required, provided a market maker enters a quote on the first day of eligibility. Investors will continue to have access to quotes, press releases, and other information from the Nasdaq.com Internet site or at www.otcbb.com.

The Nasdaq Listing and Hearing Review Council may decide on its own to review the Panel's determination on or before February 27, 2003, and the Company would be notified of any such review. Review by the Nasdaq Listing and Hearing Council would not delay the delisting.

The Company will keep the letters ELCO as its ticker symbol and intends to apply for listing on Nasdaq's automated BBX automated exchange (www.bbxchange.com) when it is available later this year.

  10 Oceana Way - Norwood, MA 02062 - voice (781)501-4333 - fax (781)762-1540

                                    - MORE -

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ELCOM DELISTED FROM NASDAQ SMALL CAP MARKET
Page 2

Robert J. Crowell, Elcom's Chairman and CEO stated, "The transition to the OTCBB does not affect the strategic positioning of the Company. We will maximize the efficient use of our cash reserves as we move several business initiatives forward, each of which, importantly, is expected to generate variable fees based on usage of the PECOS system."

Company Product Offerings
-------------------------
For detailed  information  on our  PECOS(TM)  technology  and  optional  Dynamic
Trading      functionality,      please      visit      our      website      at
www.elcominternational.com/products.htm.

About Elcom International, Inc.
--------------------------------
Elcom International, Inc. (Nasdaq: ELCO), operates elcom, inc., a leading international provider of remotely-hosted eProcurement and private eMarketplace solutions. elcom, inc.'s innovative remotely- hosted technology establishes the next standard of value and enables enterprises of all sizes to realize many of the benefits of eProcurement without the burden of significant infrastructure investment and ongoing content and system management. PECOS Internet Procurement Manager, elcom, inc.'s remotely- hosted eProcurement and eMarketplace enabling platform was the first "live" remotely-hosted eProcurement system in the world. Additional information can be found at www.elcominternational.com.

Information Associated with Fairness Disclosure Regulation (Regulation FD)
--------------------------------------------------------------------------
Under Regulation FD (Fairness Disclosure) promulgated by the Securities and Exchange Commission, the Company would like the investing public and its stockholders to be aware of the following general information which, from time to time, the Company may wish to discuss with other parties.

As a result of the implementation of additional cost containment measures and reduced facility expenses, the Company expects that its cash levels will be sufficient to support operations as currently conducted until March or April. The Company has an active plan to pursue additional funds to support operations.

The Company intends to pursue the sale or OEM-type licensing of its proprietary technology in certain geographical and/or market territories.

Statement Under the Private Securities Litigation Reform Act
------------------------------------------------------------
Except for the historical information contained herein, the matters discussed in this press release could include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the Company's objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "expects," "targets," "intends," "anticipates," "plans," or similar expressions, are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that the Company's expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: the Company's limited capital resources; availability and terms of appropriate working capital and/or other financing, particularly in light of the audit opinion from the Company's independent accountants in the Company's Form 10-K as to the Company's necessity to raise capital to continue as a going concern; the overall marketplace and client's acceptance and usage of eCommerce software systems, including corporate demand therefore, the impact of competitive technologies, products and pricing, particularly given the subsequently larger size and scale of certain competitors and potential competitors, and control of expenses, revenue growth, corporate demand for eProcurement and

                                    - MORE -
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ELCOM DELISTED FROM NASDAQ SMALL CAP MARKET
Page 3

eMarketplace solutions; the consequent results of operations given the aforementioned factors; as well as other risks detailed from time to time in the Company's 2001 Annual Report on Form 10-K and in the Company's other SEC reports and statements, including particularly the Company's "Risk Factors" contained in the prospectus included as part of the Company's Registration Statement on Form S-3. The Company assumes no obligation to update any of the information contained or referenced in this press release.


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